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                              TERMINATION AGREEMENT

              This Termination Agreement ("Agreement"), dated December 7, 1999, is entered into between CELERITY SYSTEMS, Inc., a Delaware corporation with its principal office located at 1400 Centerpoint Boulevard, Knoxville, Tennessee 37932 ("Celerity"), FUTURETRAK MERGER CORP., a Delaware corporation and wholly-owned subsidiary of Celerity ("Merger Sub"), and FUTURETRAK INTERNATIONAL, INC., a Florida corporation with its principal office located at 3635 Park Central Blvd. North, Pompano Beach, Florida 33064 ("FutureTrak"). Celerity and Merger Sub on the one hand and FutureTrak on the other are each referred to as a "Party" and collectively referred to as the "Parties."

                               W I T N E S S E TH:

              WHEREAS, the Parties entered into an Agreement and Plan of Merger, dated August 10, 1999 (the "Merger Agreement"); and

              WHEREAS, the Parties desire to terminate the Merger Agreement.

              NOW, THEREFORE, the Parties agree as follows:

              1. TERMINATION. Effective as of the date hereof, the Parties hereby agree to terminate the Merger Agreement without liability on the part of either Party; provided that Section 5.9 of the Merger Agreement (other than clause (b) of such Section 5.9) (the "Surviving Provision") shall survive such termination.

              2. RELEASE. Each Party hereby irrevocably releases the other Party and its respective shareholders, subsidiaries, officers, directors employees, agents and each person, if any, who controls such Party within the meaning of
Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended, from and against any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills,


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specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims, losses, obligations, deficiencies, liabilities, damages, costs, expenses and demands, whatsoever, in law, or equity (collectively "Claims"), which such Party has ever had, now has or hereafter can, shall or may have, for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world through the date hereof pursuant to or under the Merger Agreement, other than any of the foregoing relating to or arising out of the Surviving Provision. Each Party acknowledges that its obligations to the other Party and to third parties in respect of money borrowed, as listed on Schedule I hereto, are not being released hereby.

              3. COVENANT NOT TO SUE. Each Party represents that it has not filed or asserted any Claim with any governmental agency, any court, or any other forum against the other Party. Each Party further agrees not to file or assert any such Claim intended to be released pursuant to Section 2 at any time hereafter. Each Party also agrees that it will not provide support or assistance, directly or indirectly, to others in connection with any action, suit or proceeding with respect to any such Claim unless required to do so by law.

              4. INDEMNIFICATION. Each Party agrees to indemnify the other Party and to pay all attorneys' fees and expenses and other litigation costs incurred by the other Party in connection with the breach by such Party of this Agreement.

              5. MISCELLANEOUS. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns. Paragraph headings are inserted for convenience of reference only and do not form a part of this Agreement. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements made and entirely to be performed within such state. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original. This Agreement contains the entire agreement among the Parties with respect


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to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto, including, without limitation, Section 9.2 of the Merger Agreement. This Agreement may be amended, modified, superseded, canceled, renewed or extended only by a written instrument signed by the Parties.

              IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives. CELERITY SYSTEMS, INC.


                                           By: /S/ DENNIS K. SMITH
                                           Name: Dennis K. Smith
                                           Title: Vice President of Engineering


                                           FUTURETRAK MERGER CORP.



                                           By: /S/ DENNIS K. SMITH
                                           Name: Dennis K. Smith
                                           Title: Vice President of Engineering


                                           FUTURETRAK INTERNATIONAL,
                                           INC.



                                           By: /S/ STEVEN REMONDINI
                                           Name: Steven Remondini
                                           Title: President